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                                 Exhibit 10.23(a)
























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     AMENDMENT DATED NOVEMBER 22, 1995 TO AGREEMENT GOVERNING EMPLOYMENT MATTERS
dated as of September 29, 1995 (the "Agreement") between CIBA-GEIGY CORPORATION, a New York corporation ("CGC"), and HEXCEL CORPORATION, a Delaware corporation ("Hexcel"). CGC and Hexcel agree to amend the Agreement as follows:

     (a) DEFINITIONS. Unless specifically provided otherwise, each term used in this Amendment has the same meaning specified or referred to in Appendix A of the Strategic Alliance Agreement or in Article I of the Agreement.

     (b) AMENDMENT. Article 5 of the Agreement shall be deleted in its entirety and replaced by the following:

ARTICLE 5.  COLLECTIVE BARGAINING AGREEMENT

     Notwithstanding anything to the contrary in this Agreement and except as otherwise may be agreed by the parties, Hexcel shall not be required to assume or be bound by, and shall have no obligation or liability under (unless and until Hexcel, in its sole discretion, decides to assume and so assumes on the Closing Date), the Collective Bargaining Agreement between Heath Tecna and the IAM District Lodge Number 160, Local Lodge 1103 (the "IAM CBA"), including any obligation thereunder to contribute to any Multi-Employer Plan. In any event, CGC shall continue to be responsible for any and all obligations and liabilities arising, accruing or attributable to service with CGC prior to the Closing Date or asserted to exist as of the Closing Date with respect to the IAM CBA. At Hexcel's request, CGC shall allow employees of the U.S. Transferred Business to participate with Hexcel and its representatives in the planning, discussions and negotiations concerning the modification of the terms and conditions of the Heath Tecna collective bargaining unit's employment or the terms of the IAM CBA; provided however, that CGC may provide reasonable restrictions on the employees who are to participate and on the parameters of their participation.

     (c)  AMENDMENT.  The following shall be deleted in its entirety from
Schedule 2.1(a) of the Agreement: "Blue Cross of Washington and Alaska (Union Medical Plan) and the Group Health Cooperative of Puget Sound (Union HMO)."

     (d) MISCELLANEOUS. Except as specifically provided in this Amendment, the terms of the Agreement shall remain in full force and effect.


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     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.


CIBA-GEIGY CORPORATION                   HEXCEL CORPORATION

By: /s/ STANLEY SHERMAN                  By: /s/ JOHN J. LEE
    ----------------------                   -------------------
    Name:  Stanley Sherman                   Name:  John J. Lee
    Title: VP & CFO                          Title: CEO
























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